RESTRICTED STOCK AGREEMENT

This RESTRICTED STOCK AGREEMENT (the ”Agreement”), made as of this 1st day of November, 2006, by and among and InVivo Therapeutics Corporation, a Delaware corporation (the “Company”), among Francis M. Reynolds (“Reynolds”),  Yang D. Teng (“Teng”) and Robert S. Langer (“Langer”, together with Reynolds and Teng, the “Stockholders”, and singularly the “Stockholder”).

W I T N E S S E T H:

WHEREAS, The Company and the Stockholders have entered into an Stockholders Agreement of even date herewith (the “Stockholders Agreement”); and

WHEREAS, The Company has issued in the aggregate 600,000 shares Common Stock, $.001 par value per share of the Company (“Common Stock”), to each Stockholder and the Stockholders intends that a certain number of shares of Common Stock owned by each of them should revert back to the Company upon the occurrence of certain events as specified herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.           Shares Subject to this Agreement.  The Stockholders expressly agree that the terms and restrictions of this Agreement shall apply to 450,000 shares of the Common Stock (the “Restricted Shares”) owned by each of them (such number representing three-fourths (3/4) of the 600,000 shares of Common Stock owned by each Stockholder as of the date hereof).

2.           Restricted Share.  Until a Restricted Share of an Stockholder shall have vested in accordance with Section 3 below, such Restricted Share may be purchased by the other Stockholders under Section 4 below. Upon the expiration of the applicable Restriction Period (defined in Section 3 below), such Restricted Shares may revert to the Company under Section 4 below. Upon the expiration of the applicable Restriction Period (defined in Section 3 below), a Restricted Share shall be deemed to be a fully vested shares of Common Stock (each, a "Vested Share") and shall cease to be a Restricted Share.

3.           Restriction Period; Vesting. The Restricted Shares of an Stockholder shall remain Restricted Shares during the period (the "Restriction Period") from the date hereof through the date on which such Restricted Shares shall have been vested in accordance with the schedule below. The Restricted Shares of an Stockholder shall have vested on the following dates in accordance with the following vesting schedule:

(i)           thirty three and one third percent (33 and 1/3%) of the Restricted Shares shall vest on the date that is the one year anniversary of the date hereof;

(ii)           an additional thirty three and one third percent (33 and 1/3%) of the Restricted Shares shall vest on the date that is the two year anniversary of the date hereof; and

(iii)         the final thirty three and one third percent (33 and 1/3%) of the Restricted Shares shall vest on the date that is the three year anniversary of the date hereof.

4.           Termination of Service Relationship; Purchase Option. Subject to Section 9 below, in the event that an Stockholder ceases to have, for any reason, a Service Relationship with the Company during the Restriction Period (the “Terminating Stockholder”), all Restricted Shares that have not previously vested shall immediately revert back to the Company.  For purposes of this Agreement, the term “Service Relationship” shall mean any relationship as a full-time or part-time employee, independent contractor, director, consultant or other key service provider of the Company or any affiliate of the Company such that, for example, a Service Relationship shall be deemed to continue without interruption in the event the Stockholders status changes from full-time to part-time.

5.           Securities Regulation. Each Stockholder understands that the Restricted Shares are not registered under the Securities Act of 1933, as amended, or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Securities Act and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirements thereof).

6.           Adjustments. In the event of any change in the shares of Common Stock by reason of a stock split, stock distribution, combination or reclassification of capital stock, recapitalization, merger, or similar event, the Company shall adjust proportionately the number of Restricted or Vested Shares.

7.           Invalid Transfers.

a.           Restricted Shares.  An Stockholder may not transfer, assign, pledge, hypothecate or otherwise dispose of any Restricted Shares or of any right hereunder.

b.           Vested Shares.  The Vested Shares are subject to restrictions on transfer as set forth in the Stockholders Agreement.

8.           Notices. Any notice to an Stockholder shall be addressed to at his home address or to such other address as either may last have designated to the other by notice as provided herein. Any notice so addressed shall be deemed to be given on the second business day after mailing, by registered or certified mail, at a post office or branch post office within the United States.

9.           Vesting Upon the Occurrence of Certain Events. If a plan of complete dissolution of the Company is adopted or the Stockholders of the Company approve an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company's assets or capitol stock, then upon such adoption or approval all Restricted Shares shall vest immediately and become Vested Shares.

10.           Miscellaneous.  The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the Commonwealth of Massachusetts. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Stockholders.  If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, assigns, and legal representatives.  For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

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IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above set forth.

THE COMPANY: INVIVO THERAPEUTICS CORPORATION

By:
Frank Reynolds, President & CEO

ACCEPTED AND AGREED

STOCKHOLDERS

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Francis M. Reynolds

____________________________________
Robert S. Langer

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Yang D. Teng